CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Fixed Income Trust

We  consent  to the use of our  report,  dated  August 6,  1999,  for  Evergreen
Intermediate Term Bond Fund, a portfolio of Evergreen Fixed Income Trust, incorporated herein by reference and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                               /s/KPMG LLP
                                               --------------------------
                                               KPMG LLP

Boston, Massachusetts
December 17, 1999



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                                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Davis Intermediate Investment Grade Bond Fund, Inc.

We consent to the use of our report dated May 7, 1999 for Davis Intermediate Investment Grade Bond Fund incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                                    /s/KPMG LLP
                                                    ---------------------
                                                    KPMG LLP

Denver, Colorado
December 20, 1999




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